UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): July 16, 2014

BUCKEYE OIL & GAS, INC.
(Exact Name of Registrant as Specified in Its Charter)

Florida	000-54452	80-0778461
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
8275 S. Eastern Ave., Suite 200, Las Vegas, NV
(Address of Principal Executive Offices)

89123
(Zip Code)

(702) 938-0491
(Registrant’s Telephone Number, Including Area Code)

 (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 - Registrant’s Business and Operations
Item 1.01 Entry into a Material Definitive Agreement.

On July 16, 2014, Buckeye Oil & Gas, Inc. (the “Corporation”), entered into a letter agreement with Scenario A (the “Seller”) updating the provisions set out in an Asset Purchase agreement dated April 4, 2014, between the Corporation and Scenario A.  The Asset Purchase Agreement was filed as Exhibit 10.1 to the Corporation’s Form 8-K filed with the Securities and Exchange Commission on April 9, 2014.

The Corporation and Scenario A have agreed to extend the payment date of the second installment of $12,500 by an additional thirty days.

On April 4, 2014, the Corporation entered into an Asset Purchase agreement with Scenario A, a Quebec Corporation, to purchase all assets relating to the product known as “Broken 7”, a craft beer locally brewed in Montreal, Quebec.

The Corporation agreed that the purchase price for the Assets shall consist of $25,000, payable in two installments to the Seller as follows: (i) $12,500 to be paid at closing and (ii) $12,500 to be paid sixty Business Days after the closing date of April 7, 2014.

For all the terms and provisions of the Letter Agreement  reference is hereby made to such document annexed hereto as Exhibits 10.1.  All statements made herein concerning the foregoing are qualified in their entirety by reference to said exhibits.

Item 9.01 Financial Statements and Exhibits
(c) Exhibits:

Exhibit No.                      Description
10.1                  Letter Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  July 21, 2014

BUCKEYE OIL & GAS, INC.

By:           /s/ Stephane Pilon
Name:            Stephane Pilon
Title:              Chief Executive Officer